Allied First Bank Website Message:


                               PLAN OF CONVERSION
                                       AND
                                 STOCK OFFERING
                                   INFORMATION


Allied First Bank is pleased to announce that materials were mailed on November __ regarding it's Plan of Conversion, including it's stock offering. If you were a depositor as of December 31, 1998, September 30, 2001 or October 31, 2001, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

If you were a Member of Allied First Bank as of the Voting Record Date, October 31, 2001, a proxy card(s) is included. We encourage you to return ALL proxy cards as promptly as possible... and THANK YOU!

Information, including a prospectus, regarding Allied First Bancorp, Inc.'s stock offering was also enclosed. The Subscription Offering has commenced and continues until 12:00 noon, on December __, 2001, at which time all orders MUST be received if you want to subscribe for stock.

Depending upon the outcome of the Subscription Offering on December __, our best estimate at this time for trading of the Allied First Bancorp, Inc. stock on the OTC Electronic Bulletin Board is late December. As described in the prospectus, it could be later. We will keep you as informed as we can right here.

Our toll free Stock Information Center number is (877) 298-6520.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                          KEEFE, BRUYETTE & WOODS, INC.







TO MEMBERS AND FRIENDS OF
ALLIED FIRST BANK

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Allied First Bank embark on the second step of its strategic plan by converting from the mutual to the stock form of organization. Allied First Bank will then become a wholly-owned subsidiary of a new holding company, Allied First Bancorp, Inc. In connection with the conversion, Allied First Bancorp is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Stock Conversion.

At the request of Allied First Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Allied First Bancorp, Inc. common stock being offered to customers of Allied First Bank and various other persons until 12:00 Noon, Central Time, on December __, 2001. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Allied First Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please call our Stock Information Center toll free at
(877) 298-6520, Monday through Friday, 8:00 AM to 4:30 PM Central Time.



Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc
--------------------------------
Keefe, Bruyette & Woods, Inc.




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November __, 2001


Dear Member:

As you may be aware, on September 1, 2001, we completed the first step of our strategic plan by converting from a credit union to an Illinois mutual savings bank. We are pleased to announce that Allied First Bank is embarking upon the next step and converting from the mutual to the stock form of organization (the "Conversion"). As noted in the information we provided for the credit union conversion, completion of this step is an integral part of this strategic plan. In connection with the Conversion, Allied First Bancorp, Inc., the newly-formed holding company for Allied First Bank, is offering common stock in a subscription offering pursuant to a Plan of Stock Conversion.

Unfortunately, Allied First Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction or for other reasons. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Allied First Bancorp, Inc.

However, as a member of Allied First Bank you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on December __, 2001. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on December __, 2001. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

If you have additional questions, please call our Stock Information Center toll free at (877) 298-6520, Monday through Friday, 8:00 AM to 4:30 PM Central Time.


Sincerely,




/s/ Kenneth L. Bertrand
-----------------------
Kenneth L. Bertrand
President and Chief Executive Officer

November __, 2001


Dear Friend:

As you are aware, on September 1, 2001, we completed the first step of our strategic plan by converting from a credit union to an Illinois mutual savings bank. We are pleased to announce that Allied First Bank is embarking upon the next step and converting from the mutual to the stock form of organization (the "Conversion"). As noted in the information we provided for the credit union conversion, completion of this step is an integral part of this strategic plan. In connection with the Conversion, Allied First Bancorp, Inc., the newly-formed holding company for Allied First Bank, is offering common stock in a subscription offering pursuant to a Plan of Stock Conversion.

Because of your subscription rights as a former member of Allied First Bank, we are sending you the following materials which describe the stock offering.

          PROSPECTUS: This document provides detailed information about Allied First Bank's operations and the proposed stock offering.

          STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon Central Time, on December __, 2001.

As a former depositor of Allied First Bank, you will have the opportunity to buy common stock directly from Allied First Bancorp, Inc. in the offering without paying a commission or fee. If you have additional questions regarding the Conversion, please call our Stock Information Center toll free at (877) 298-6520, Monday through Friday, 8:00 AM to 4:30 PM Central Time.

We are pleased to offer you this opportunity to become a shareholder of Allied First Bancorp, Inc.

Sincerely,




/s/ Kenneth L. Bertrand
--------------------------
Kenneth L. Bertrand
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November __, 2001


Dear Member:

As you are aware, on September 1, 2001, we completed the first step of our strategic plan by converting from a credit union to an Illinois mutual savings bank. We are pleased to announce that Allied First Bank is embarking upon the next step and converting from the mutual to the stock form of organization (the "Conversion"). As noted in the information we provided for the credit union conversion, completion of this step is an integral part of this strategic plan. In connection with the Conversion, Allied First Bancorp, Inc., the newly-formed holding company for Allied First Bank, is offering common stock in a subscription offering pursuant to a Plan of Stock Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Stock Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on December __, 2001. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. Your Board of Directors has unanimously approved the Plan of Stock Conversion and urges you to vote "For" the Conversion. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for members of Allied First Bank to become shareholders. Please remember:

          >> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").
          >>   There will be no change in the balance, interest rate or maturity of any deposit accounts or loans because of the Conversion.
          >>   Members have a right, but not an obligation, to buy Allied First
               Bancorp, Inc. common stock and may do so without a commission or fee.
          >> Like all stock, shares of Allied First Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Allied First Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Central Time, on December __, 2001.

If you have additional questions regarding the offering, please call our Stock Information Center toll free at (877) 298-6520, Monday through Friday, 8:00 AM to 4:30 PM Central Time.

Sincerely,




/s/ Kenneth L. Bertrand
-----------------------------
Kenneth L. Bertrand
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...



We recently sent you a proxy statement and related materials regarding a proposal to convert Allied First Bank from a MUTUAL SAVINGS BANK TO A STOCK SAVINGS BANK.

      YOUR VOTE ON THE PLAN OF STOCK CONVERSION HAS NOT YET BEEN RECEIVED.

 VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO PURCHASE STOCK AND WILL NOT
                    AFFECT YOUR ACCOUNTS OR FDIC INSURANCE.

     FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors unanimously recommends a vote "FOR" the Conversion.


                         YOUR VOTE IS IMPORTANT TO US!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



/s/ Kenneth L. Bertrand
-----------------------------
Kenneth L. Bertrand
President and Chief Executive Officer
Allied First Bank
Naperville, Illinois

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call toll free (877) 298-6520.


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THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.